                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                     Louisville Gas and Electric Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

[LOGO]
                                                                  March 28, 1994

Dear Louisville Gas and Electric Company stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Louisville Gas and Electric Company, to be held Tuesday, May 24, 1994, at 10:00 a.m. at the Hyatt Regency Louisville, 320 W. Jefferson Street, Louisville, Kentucky.

    Business matters to be acted upon at the meeting are the election of three directors to three-year terms expiring in 1997, approval of the independent auditors for 1994, and the transaction of any other business properly brought before the meeting. We will also report on the progress of LG&E and stockholders will have the opportunity to present questions of general interest.

    We encourage you to carefully read the proxy statement and complete, sign and return your proxy in the envelope provided, even if you plan to attend the meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and choose to do so.

    If you plan to attend the Annual Meeting, please fill out the ticket request attached to the form of proxy and return it with your proxy. An admission card will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and evidence of ownership.

    The directors and officers of LG&E appreciate your continuing interest in the business of LG&E. We hope you can join us at the meeting.

                                          Sincerely,
                                          [Signature]
                                          Roger W. Hale
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

[LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Louisville Gas and Electric Company ("LG&E"), a Kentucky corporation, will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky, on Tuesday, May 24, 1994, at 10:00 a.m. for the following purposes:

    1.  To elect three directors, each for a three-year term expiring in 1997;

    2. To approve and ratify the appointment of Arthur Andersen & Co., certified public accountants, as independent auditors of LG&E for 1994; and

    3.  To transact such other business as may properly come before the meeting.

    The close of business on March 15, 1994, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Your cooperation in signing and returning your proxy promptly is greatly appreciated.

                                          By Order of the Board of Directors,
                                          Dorothy E. O'Brien, Secretary
                                          Louisville Gas and Electric Company
                                          220 West Main Street
                                          Louisville, Kentucky 40202
March 28, 1994

                                PROXY STATEMENT
                              --------------------

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 1994
                             ----------------------

    The Board of Directors of LG&E hereby solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the Annual Meeting of Stockholders to be held May 24, 1994, and at any adjournment of such meeting. The meeting will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 28, 1994.

    If you plan to attend the meeting, please complete the ticket request form attached to your proxy and return it promptly. An admission card, which will expedite your admission to the meeting, will be mailed to you prior to the meeting. Stockholders who do not have an admission card, including beneficial owners whose accounts are held by brokers or other institutions, will be admitted to the meeting upon presentation of personal identification and, in the case of beneficial owners, proof of ownership.

    The outstanding stock of LG&E is divided into three classes: Common Stock, Preferred Stock (without par value), and Preferred Stock, par value $25 per share. At the close of business on March 15, 1994, the record date for the Annual Meeting, the following shares of each were outstanding:

Common Stock, without par value.......................  21,294,223 shares
Preferred Stock, par value $25 per share
    5% Series.........................................     860,287 shares
    7.45% Series......................................     858,128 shares
Preferred Stock, without par value
    $5.875 Series.....................................     250,000 shares
    Auction Series A (stated value $100 per share)....     500,000 shares

All of the outstanding LG&E Common Stock is owned by LG&E Energy Corp. ("LG&E Energy"). No persons or groups are known by management to be beneficial owners of more than five percent of LG&E's Preferred Stock. As of March 3, 1994, all Directors, nominees for director and executive officers of LG&E as a group beneficially owned 80 shares of LG&E Preferred Stock, which is less than one-tenth of one percent of the total LG&E Preferred Stock outstanding on that date.

    Owners of record at the close of business on March 15, 1994, of the Common Stock, the 5% Cumulative Preferred Stock, par value $25 per share (the "5% Preferred Stock"), and the 7.45% Cumulative Preferred Stock, par value $25 per share (the "7.45% Preferred Stock"), are entitled to one vote per share for each matter presented at the Annual Meeting or any adjournment thereof, and, in addition, have cumulative voting rights with respect to the election of directors. Accordingly, in electing directors, each stockholder is entitled to as many votes as the number of shares of stock owned multiplied by the number of directors to be elected, and may cast all such votes for a single nominee or may distribute them among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive, and to distribute such votes among one or more of the nominees at their discretion.

    You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of LG&E, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person. Signing a proxy does not preclude you from attending the meeting in person.

    Directors are elected by a plurality of the votes cast by the holders of LG&E's Common Stock, 5% Preferred Stock and 7.45% Preferred Stock, at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority, broker nonvote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger percentage of votes.

    The affirmative vote of a majority of the shares of LG&E Common Stock, 5% Preferred Stock and 7.45% Preferred Stock represented at the Annual Meeting is required for the approval of the independent auditors and any other matters that may properly come before the meeting. Abstentions from voting on any such matter are treated as votes against, while broker nonvotes are treated as shares not voted.

    LG&E Energy owns all of the outstanding LG&E Common Stock, and intends to vote this stock in favor of the nominees for directors as set forth below, thereby ensuring their election to the Board. LG&E Energy also intends to vote all of the outstanding LG&E Common Stock in favor of the appointment of Arthur Andersen & Co. as the independent auditors for LG&E as set forth in Proposal No. 2 herein. Nonetheless, the Board encourages you to vote on each of these matters, and appreciates your interest.

    The Annual Report to Stockholders of LG&E Energy (the "Annual Report"), including its consolidated financial statements and information concerning LG&E, is enclosed with this proxy statement. Of particular importance to stockholders of LG&E are the following sections of the Annual Report: pages 20 and 21 under the caption "Louisville Gas and Electric Company", pages 22 through 24 under the caption "Retail Electric", pages 25 and 26 under the caption "Retail Gas", and page 56 under the captions "Board of Directors" and "Officers." The Annual Report is supplemented by audited financial statements of LG&E and management's discussion of such financial statements, which are included as an appendix to this proxy statement (the "Appendix"), and are incorporated by reference herein. All stockholders are urged to read the accompanying Annual Report and Appendix.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Board of Directors of LG&E presently consists of ten members. The directors are classified into three classes, as nearly equal in number as possible, with respect to the time for which they are to hold office. One class of directors is elected at each year's Annual Meeting to serve for three-year terms and to continue in office until their successors are elected and qualified.

    At this Annual Meeting, the following three persons are proposed for election to the Board of Directors for three-year terms expiring at the 1997 Annual Meeting: William C. Ballard, Jr., S. Gordon Dabney and T. Ballard Morton, Jr. All of the nominees are presently directors of both LG&E and LG&E Energy Corp.

    The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented on the proxy cards returned to LG&E will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following contains certain information as of March 3, 1994, concerning the nominees for director, as well as the directors whose terms of office continue after the 1994 Annual Meeting.

NOMINEES FOR DIRECTOR WITH TERMS EXPIRING AT 1997 ANNUAL MEETING OF STOCKHOLDERS

    WILLIAM C. BALLARD, JR. (AGE 53)

    Mr. Ballard has been of counsel to the law firm of Greenebaum Doll & McDonald since May 1992. He served as Executive Vice President and Chief Financial Officer from 1978 until May 1992, of Humana, Inc., a healthcare services company. Mr. Ballard is a graduate of the University of Notre Dame, and received his law degree, with honors, from the University of Louisville School of Law. He also received a Master of Law degree in taxation from Georgetown University. Mr. Ballard has been a director of LG&E since May 1989 and of LG&E Energy since August 1990. Mr. Ballard is also a member of the Board of Directors of United Healthcare Corp., MidAmerica Bancorp, Vencor, Inc., American Safety Razor, Inc., McGaw Inc. and Arjo, A.B.

    S. GORDON DABNEY (AGE 65)

    Mr. Dabney has been President since 1955 of Standard Foods, Inc., which is engaged in the food processing business. Mr. Dabney attended the University of Florida. He has been a director of LG&E since January 1987 and of LG&E Energy since August 1990. Mr. Dabney is also a member of the Board of Directors of First Kentucky National Corporation and National City Bank of Kentucky.

    T. BALLARD MORTON, JR. (AGE 61)

    Mr. Morton has been Executive in Residence at the College of Business and Public Administration of the University of Louisville since 1983. Mr. Morton is a graduate of Yale University. Mr. Morton has been a director of LG&E since May 1967 and of LG&E Energy since August 1990. Mr. Morton is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and the Kroger Company.

DIRECTORS WHOSE TERMS EXPIRE AT 1995 ANNUAL MEETING OF STOCKHOLDERS

    OWSLEY BROWN II (AGE 51)

    Mr. Brown was named the Chief Executive Officer of Brown-Forman Corporation, a consumer products company, in July 1993, and has been President of Brown-Forman Corporation since 1987. Mr. Brown is a graduate of Yale University, and received his master's degree in business administration from Stanford University. He has been a director of LG&E since May 1989 and of LG&E Energy since August 1990. Mr. Brown is also a member of the Board of Directors of Brown-Forman Corporation, Hilliard Lyons Trust Company and NACCO Industries, Inc.

    GENE P. GARDNER (AGE 64)

    Mr. Gardner has been Chairman of Beaver Dam Coal Company, which is engaged in the ownership and development of coal properties, since April 1983. Mr. Gardner is a graduate of the University of Louisville and of the Advanced Management Program of the University of Virginia, Colgate-Darden Graduate School of Business. Mr. Gardner has been a director of LG&E since July 1979 and of LG&E Energy since August 1990. He is also a member of the Board of Directors of Commonwealth Bank and Trust Company, Commonwealth Financial Corporation and Thomas Industries, Inc.

    J. DAVID GRISSOM (AGE 55)

    Mr. Grissom has been Chairman of Mayfair Capital, Inc., a private investment firm, since April 1989. He served as Chairman and Chief Executive Officer of Citizens Fidelity Corporation from April 1977 until March 31, 1989. Upon the acquisition of Citizens Fidelity Corporation by PNC Financial Corp. in February 1987, Mr. Grissom served as Vice Chairman and a Director of PNC Financial Corp. until March 1989. Mr. Grissom is a graduate of Centre College and the University of Louisville School of Law. Mr. Grissom has been a director of LG&E since January 1982 and of LG&E

Energy since August 1990. He is also a member of the Board of Directors of Capital Holding Corporation, Churchill Downs, Inc., Columbia/HCA Healthcare Corporation, Transco Energy Co., Regal Cinemas Inc. and Sphere Drake Holdings LTD.

DIRECTORS WHOSE TERMS EXPIRE AT 1996 ANNUAL MEETING OF STOCKHOLDERS

    ROGER W. HALE (AGE 50)

    Mr. Hale has been Chief Executive Officer and a Director of LG&E since June 1989, Chairman of the Board of LG&E since February 1, 1990, and served as President of LG&E from June 1989 until January 1, 1992. Mr. Hale has been a Director and Chairman of the Board, President and Chief Executive Officer of LG&E Energy since August 1990. Prior to his coming to LG&E, Mr. Hale served as Executive Vice President of Bell South Enterprises, Inc. Mr. Hale is a graduate of the University of Maryland, and received a master's degree in management from the Massachusetts Institute of Technology, Sloan School of Management. Mr. Hale is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and H&R Block, Inc.

    DAVID B. LEWIS (AGE 49)

    Mr. Lewis is a founding partner of the law firm of Lewis, White & Clay, a Professional Corporation in Detroit, Michigan. Since 1972, Mr. Lewis has served as Chairman of the Board and a Director of the firm. Mr. Lewis is a graduate of Oakland University and received his law degree from the University of Michigan Law School. He also received a master's degree in business administration from the University of Chicago Graduate School of Business. Mr. Lewis has been a director of LG&E and LG&E Energy since November 1992. Mr. Lewis is also a member of the Board of Directors of Consolidated Rail Corporation (Conrail), and serves or has served as a board member for numerous educational, cultural and civic organizations in the Detroit and Washington, D.C. areas.

    ANNE H. MCNAMARA (AGE 46)

    Mrs. McNamara has been Senior Vice President -- Administration and General Counsel of AMR Corporation and its subsidiary, American Airlines, Inc. since June 1988. Mrs. McNamara is a graduate of Vassar College, and received her law degree from Cornell University. She has been a director of LG&E and LG&E Energy since November 1991.

    DONALD C. SWAIN (AGE 62)

    Dr. Swain has been President of the University of Louisville since April 1981. Dr. Swain is a graduate of the University of Dubuque. He received his master's and doctoral degrees in history from the University of California at Berkeley. He has been a director of LG&E since May 1985 and of LG&E Energy since August 1990. Dr. Swain is also a member of the Board of Directors of PNC Bank, Kentucky, Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Each member of the Board of Directors of LG&E is also a director of LG&E Energy. The committees of the Board of Directors of LG&E include an Audit Committee, a Compensation Committee and a Nominating and Development Committee. The directors who are members of the various committees of LG&E serve in the same capacity for purposes of the LG&E Energy Board of Directors.

    During 1993, there were seven regular meetings and one special meeting of the LG&E Board. All directors attended 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they served, except Owsley Brown II, who attended 65%.

COMPENSATION OF DIRECTORS

    Directors who are also officers of LG&E receive no compensation in their capacities as directors. During the first quarter of 1993, directors received a retainer of $1,083 per month, or $13,000 annually ($14,000 annually for committee chairmen), a fee for Board meetings of $850 per meeting and a fee for each committee meeting of $700. Effective April 1, 1993, the retainer fee was increased to $1,250 per month, or $15,000 annually ($16,000 for committee chairmen), and the fee for committee meetings was increased to $750. Non-employee directors residing out of the Louisville area receive reimbursement for expenses incurred in traveling to meetings, and receive an additional $750 compensation for each Board meeting they attend. The foregoing amounts represent the aggregate fees paid to directors in their capacities as directors of LG&E and LG&E Energy.

    Non-employee directors of LG&E may elect to defer all or a part of their fees (including retainers, fees for attendance at regular and special meetings, committee meetings and travel compensation) pursuant to the LG&E Energy Corp. Deferred Stock Compensation Plan (the "Deferred Stock Plan"). Each deferred amount is credited by LG&E Energy to a bookkeeping account and then is converted into a stock equivalent on the date the amount is credited. The number of stock equivalents credited to the director is based upon the average of the high and the low sale price of LG&E Energy Common Stock on the New York Stock Exchange for the five trading days prior to the conversion. Additional stock equivalents will be added to stock accounts at the time that dividends are declared on LG&E Energy Common Stock, in an amount equal to the amount of LG&E Energy Common
Stock that could be purchased with dividends that would be paid on the stock equivalents if converted to LG&E Energy Common Stock. In the event that LG&E Energy is a party to any consolidation, recapitalization, merger, share exchange or other business combination in which all or a part of the outstanding LG&E Energy Common Stock is changed into or exchanged for stock or other securities of the other entity or LG&E Energy, or for cash or other property, the stock account of a participating director shall be converted to such new securities or consideration equal to the amount each share of LG&E Energy Common Stock receives, multiplied by the number of share equivalents in the stock account.

    A director will be eligible to receive a distribution from his or her account only upon termination of service, death, retirement or otherwise. Following departure from the Board, the distribution will occur, at the director's election, either in one lump sum or in no more than five annual installments. The distribution will be made, at the director's election, either in LG&E Energy Common Stock or in cash equal to the then-market price of the LG&E Energy Common Stock allocated to the director's stock account. At March 3, 1994, six directors were participating in the Deferred Stock Plan.

    Subject to approval by the stockholders of LG&E Energy at the Annual Meeting, directors of LG&E who are also directors of LG&E Energy will receive stock options pursuant to the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Stock Option Plan"), for their services as directors of LG&E Energy. Pursuant to the terms of the Stock Option Plan, which was approved by the Board of Directors of LG&E Energy on December 1, 1993, each director of LG&E Energy was awarded a grant of an option to purchase 2,000 shares of LG&E Energy Common Stock, which option may be exercised after February 2, 1995. Directors of LG&E Energy will be awarded a grant of an option for 2,000 shares of LG&E Energy Common Stock annually following the adoption of the Stock Option Plan by LG&E Energy stockholders.

AUDIT COMMITTEE

    The Audit Committee of the Board is composed of Messrs. Dabney, Brown, Gardner and Lewis, Dr. Swain and Mrs. McNamara. During 1993, the Audit Committee maintained direct contact with the independent auditors and LG&E's Internal Auditor to review the following matters pertaining to LG&E, and to LG&E Energy and its subsidiaries: the adequacy of accounting and financial reporting procedures; the adequacy and effectiveness of internal accounting controls; the scope and results of the annual audit and any other matters relative to the audit of these companies' accounts and their financial affairs that the Committee, the Internal Auditor, or the independent auditors deemed necessary. The Audit Committee met three times during 1993.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of non-employee directors, approves the compensation of the Chief Executive Officer and the executive officers of LG&E Energy and LG&E. The Committee makes recommendations to the full Board regarding benefits provided to executive officers and the establishment of various employee benefit plans. The members of the Compensation Committee are Messrs. Ballard, Dabney, Gardner, Grissom and Morton and Mrs. McNamara. The Compensation Committee met three times during 1993.

NOMINATING AND DEVELOPMENT COMMITTEE

    The Nominating and Development Committee is composed of the Chairman of the Board and certain other directors. The Committee reviews and recommends to the Board of Directors nominees to serve on the Board and their compensation. The Committee considers nominees suggested by other members of the Board, by members of management and by stockholders. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at an annual meeting, stockholder recommendations must be submitted in writing to the Secretary of LG&E not later than 120 days prior to the meeting. In addition, the Articles of Incorporation and Bylaws of LG&E contain procedures governing stockholder nominations for election of directors at a stockholders' meeting.

    The members of the Nominating and Development Committee are Messrs. Ballard, Brown, Grissom, Hale, Lewis and Morton, and Dr. Swain. The Nominating and Development Committee met twice during 1993.

    The Securities Exchange Act of 1934, as amended, requires LG&E's officers and directors to file reports of ownership and changes in ownership of LG&E Energy Common Stock and LG&E Preferred Stock with the Securities and Exchange Commission. Based solely on a review of the copies of such forms and amendments thereto received by LG&E, or written representations from LG&E officers and directors that no Forms 5 were required to be filed, LG&E believes that during 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met on a timely basis, with one exception. Mr. Chris Hermann timely filed a Form 3 after his appointment as Vice President and General Manager - Wholesale Electric of LG&E, but inadvertently failed to disclose beneficial ownership of additional shares held jointly with a parent. An amended Form 3 was filed promptly after learning of the omission.

PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT AUDITORS FOR 1994

    Based upon the recommendation of the Audit Committee, the Board of Directors, subject to ratification by stockholders, has selected Arthur Andersen & Co. as independent auditors to audit the accounts of LG&E and LG&E Energy for the fiscal year ending December 31, 1994. Arthur Andersen has audited the accounts of LG&E for many years and LG&E Energy since its organization in 1990, and has provided certain other consulting services during 1993. The stockholders previously approved the employment of the firm at the Annual Meeting on May 11, 1993.

    Representatives of Arthur Andersen & Co. will be present at the Annual Meeting. Such representatives will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    On October 15, 1992, the Securities and Exchange Commission published new rules for executive compensation disclosure. These rules are intended to present shareholders with a clear and concise presentation of the compensation paid to executive officers and to make clear the reasoning of the Compensation Committee and the Board of Directors in making fundamental compensation decisions.

    Decisions on the compensation of officers are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director, and all decisions of the Compensation Committee relating to the compensation of LG&E's executive officers are reviewed by the full Board of Directors, with the exception of grants of stock options and performance units, which are made solely by the Compensation Committee.

    LG&E is the principal subsidiary of LG&E Energy. As noted above, the members of the Compensation Committee and Board of Directors of LG&E also serve in the same capacity for LG&E Energy. Certain executive officers of LG&E are also executive officers of LG&E Energy. For those individuals, references below to the Compensation Committee and Board of Directors refers to the Compensation Committee and Board of Directors of both LG&E and LG&E Energy unless otherwise indicated, and discussions of their compensation include compensation earned for services to both LG&E and LG&E Energy.

    The executive compensation program of LG&E and LG&E Energy was developed and implemented after consultation with a worldwide, highly respected independent executive compensation consultant. That consultant has concluded that the structure of the executive compensation program and the target awards and opportunities provided to executives are consistent with the compensation and pay programs of comparable companies, including utilities and utility holding companies nationwide. The Compensation Committee and the Board of Directors has continued access to this compensation consultant as desired, and are provided with independent compensation data for their review.

    Set forth below is a report submitted by the members of the Compensation Committee addressing compensation policies for 1993 as they affected the executive officers of LG&E, including the executive officers named in the following tables. The executive officers of LG&E participate in certain stock-based compensation plans of LG&E Energy and references to stock, stockholder performance or stockholder return relate to LG&E Energy Common Stock.

COMPENSATION PHILOSOPHY

    This report reflects the compensation philosophy as set by the Committee and the Board of Directors, and as reflected in the salaries and awards paid to the executive officers of LG&E, LG&E Energy and its subsidiaries. There are three major components of the executive compensation program: (1) base salary; (2) short-term or annual incentives; and (3) long-term incentives. LG&E developed its executive compensation program to focus on both short-term and long-term business objectives which are designed to enhance overall shareholder value. The short-and long-term incentives are premised on the belief that the interests of executives should be closely aligned with those of LG&E Energy's stockholders. Based on this philosophy, these two portions of each executive's total compensation package are placed at risk and are linked to the accomplishment of specific results that are designed to benefit LG&E Energy's stockholders in both the long and short term. Under this pay-for-performance approach, a highly competitive level of compensation can be earned in years of strong performance; conversely, in years of below-average performance compensation may decline below competitive benchmarks.

    The executive compensation program also recognizes that compensation practices must be competitive with utilities, utility holding companies, and other industries to ensure that a stable and successful management team can be recruited and retained. The Compensation Committee believes that LG&E's most direct competitors for executive talent are not limited to the companies that would be included in the index against which shareholder returns are compared. For this reason, the compensation peer group is not the same as the index in the Comparison of Five-Year Total Return graph included on page 11 of this proxy statement. In order to establish competitive compensation levels for all executive positions, the Committee establishes salaries and short-term benefit levels based upon compensation data from four utility and two all-industry surveys (the "Survey Group"), the latter of which consist of non-utility businesses with annual revenues of $1 billion to $2.5 billion. The Committee establishes long-term benefit levels based upon compensation data from a survey of utilities compiled by a national compensation consulting firm (the "Long-Term Survey Group"). In 1993, there were 57 utilities in the Long-Term Survey Group.

    The Committee establishes a target salary (the "Position Rate") for each executive at the 65th percentile of the average for executives in similar positions with companies in the Survey Group. Salaries, short-term and long-term incentives are based on this Position Rate as described below.

    In 1993, a new Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Under transition rules adopted by the Internal Revenue Service, this new law is not expected to impact the Company with respect to executive compensation paid in 1994. The Compensation Committee is reviewing the new law and associated regulations, as well as the structure of its salary, short-term and long-term incentive programs.

    The compensation information set forth in other sections of this proxy statement, particularly with respect to the tabular information presented, reflects the considerations set forth in this report. The Base Salary, Short-Term Incentives, and Long-Term Incentives sections that follow address the compensation philosophy for all executive officers except for Mr. Roger W. Hale. Mr. Hale's compensation is determined in accordance with the terms of his Employment Agreement (see Chief Executive Officer Compensation on page 9 of this proxy statement).

BASE SALARY

    The base salaries for executive officers are designed to be competitive with the Survey Group. The Position Rate represents the maximum base salary that an executive officer may receive. Actual base salaries are determined based on individual performance and experience.

SHORT-TERM INCENTIVES

    The short-term or annual incentives provide direct financial compensation to executives and reward them for meeting performance measures which are established at the beginning of each performance year. The performance goals are set taking into account economic and business factors known to company management, the Committee and the Board at the time the goals are established. The factors include external competition, inflation, and financial and market data and trends, as well as certain standards of excellence consistent with core company values. In 1993, short-term incentive payments for executive officers were based from 50% to 75% on Net Income Available for Common Stock (NIAC), 25% on Management Effectiveness, and from 10% to 25% on Customer Satisfaction. The percentages varied within the executive officer group based upon the nature of each individual's functional responsibilities. This component of the executive compensation program focuses executives on the tasks most immediately at hand and is based upon priorities which are tailored for each performance year.

    In 1993, the amount of an executive officer's short-term incentive award (the "targeted amount") was expressed as a percentage of Position Rate, with the officer being entitled to receive from 0% to 150% of such targeted amount dependent on Company performance and individual performance. Targeted amounts for 1993 ranged from 26% to 40% of Position Rate for each executive officer and approached the 65th percentile of the level of such awards granted to comparable executives employed by companies in the Survey Group.

LONG-TERM INCENTIVES

    On June 11, 1990, the stockholders of LG&E Energy approved the Omnibus Long-Term Incentive Plan (the "Long-Term Plan"). The Long-Term Plan is administered by a committee of not less than three directors of LG&E Energy who are appointed by the Board of Directors. At this time, the Compensation Committee of LG&E Energy administers the Long-Term Plan. The Long-Term Plan provides for the grant of any or all of the following types of awards: stock options; stock appreciation rights; restricted stock; and performance units and performance shares. To date, the Committee has chosen to award stock options, stock appreciation rights and performance units to executive officers.

    The  Compensation  Committee establishes  an  aggregate amount  of long-term benefits by grouping the executives into three categories, based on job description and content. The Committee sets within each group the percentage of an individual's Position Rate to be paid in options and the percentage to be paid in performance units, so that, in the judgement of the Committee, an individual receives an amount of stock options and performance units approximately equal in value. The aggregate value of the stock options and performance units (expressed as a percentage of Position Rate) is intended to equal the amount of long-term benefits (expressed as a percentage of salary) payable to executives in similar positions with utilities in the 60th percentile of the Long-Term Survey Group. Stock options are awarded annually at fair market value at the time of grant and vest after one year has elapsed. The options are exercisable over a nine-year term. Compensation awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of LG&E Energy. The number of shares subject to options is determined by taking the amount of the executive's Position Rate to be paid in options, as determined above, and dividing that amount by the fair market value of LG&E Energy Common Stock on the date of the grant. Prior awards are not considered when making new grants.

    The Long-Term Plan also features the award of performance units, which are basically equivalent to one share of LG&E Energy Common Stock. The number of performance units granted is determined by taking the amount of the executive's Position Rate to be paid in performance units, as determined above, and dividing that amount by the Fair Market Value of LG&E Energy Common Stock on the date of the grant. Each executive officer is entitled to receive from 0% to 150% of the performance units contingently awarded to the executive based on the Company's:

    (1) total shareholder return, which is defined as share price increase plus dividends paid divided by share price at beginning of the period; and

    (2) return on invested capital over a three-year period compared to a goal set internally.

    Total shareholder return is determined through comparing LG&E Energy's total shareholder return over a three-year period to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utilities Index at the time the Long-Term Plan was established in 1990.*

    The value of the performance units is substantially dependent upon the changing value of LG&E Energy's Common Stock in the marketplace. Because of changes to effective tax rates produced through the adoption of the Revenue Reconciliation Act of 1993, the Committee determined that 50% of the 1993 performance unit award be paid in LG&E Energy Common Stock and 50% in cash, rather than 65% in stock and 35% in cash, as in the previous year. For the same reason, the performance units awarded in 1991 and 1992 also were changed to a 50%/50% payout from a 65%/35% payout.

- ------------------------
*While similar, the utilities in the Salomon Brothers Index are not necessarily the same as the utilities in the Standard & Poor's Utility Index used in the Company Performance Graph on page 11 of this proxy statement. The Salomon Brothers Index was selected by the Committee at the time awards were originally made under the Long-Term Plan, and in the judgement of the Committee, continues to represent an appropriate peer group for compensation purposes.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1993, the Chief Executive Officer of LG&E, Mr. Roger W. Hale, was compensated pursuant to an employment agreement dated April 1989, as updated by Board actions in 1990, which was originally developed to induce him to move to LG&E from another company. Mr. Hale entered into a new employment contract with LG&E Energy in November 1993; the new agreement had no effect on Mr. Hale's compensation as discussed in this report. This agreement dictates his short-term incentive target award and long-term incentive opportunities, including stock option and performance share plan grants made during 1993. The Committee compares Mr. Hale's compensation to that for chief executive officers of companies contained in the Survey Group, as well as approximately 20 electric and gas utilities and holding companies, with comparable revenues, market capitalization and asset size. In setting long-term awards, the Company also considers survey data from various compensation consulting firms. Mr. Hale is also the Chief Executive Officer of LG&E Energy. The following discussion of Mr. Hale's compensation includes his compensation earned for services to both LG&E and LG&E Energy. Details of Mr. Hale's 1993 compensation are set forth below.

    BASE SALARY. Mr. Hale was paid a base salary of $385,000 during 1993. This reflects an original employment contract rate, plus salary increases. The Committee, in determining annual salary increase, focused on Mr. Hale's individual performance (including his management effectiveness, as described below) and the level of increases provided to other LG&E and LG&E Energy employees. The 1993 increase was 5.5%.

    SHORT-TERM INCENTIVE. Mr. Hale's target short-term incentive award is 50% of base salary, as dictated by the employment agreement. Like all other executive officers receiving short-term incentive awards, Mr. Hale may receive from 0 to 150% of the targeted amount, based on Company performance and individual performance. His 1993 short-term incentive payout was based 75% on performance in corporate NIAC, and 25% on Management Effectiveness.

        The resulting payout for 1993 performance was 68% of base salary. The Committee considered Mr. Hale's management effectiveness in several areas in determining the final 1993 award. These included the increased profitability of LG&E and LG&E Energy, profitability of LG&E Energy subsidiaries, debt refinancings, customer satisfaction rating, and others.

    LONG-TERM INCENTIVE PAYOUT. In 1993, Mr. Hale received 4,807 options and 10,683 performance units. These amounts were determined in accordance with the terms of his employment agreement. The terms of the options and performance units (including the manner in which performance units are earned) for Mr. Hale are the same as for other executive officers, as described under the heading "Long-Term Incentives."

        In the 1991-1993 period, LG&E Energy exceeded the target for Total Shareholder Return, but was somewhat below target in its ROIC performance. Performance was at the 88th percentile of its comparison group in Total Shareholder Return, and at 75% of targeted ROIC performance. That resulted in a payout equal to 112.5% of the approved target. In addition, the market value of LG&E Energy Common Stock increased from $25.86 at grant to $40.50 during the performance period. This further increased the value of the payout of the performance units awarded to Mr. Hale in 1991.

    OTHER BENEFITS. Mr. Hale receives LG&E Energy contributions to thrift and savings plans, similar to those of other employees.

MEMBERS OF THE COMPENSATION COMMITTEE
William C. Ballard, Jr., Chairman
S. Gordon Dabney
Gene P. Gardner
J. David Grissom
Anne H. McNamara
T. Ballard Morton, Jr.

                              COMPANY PERFORMANCE

    All of the outstanding Common Stock of LG&E is owned by LG&E Energy, and accordingly, there are no trading prices for LG&E's Common Stock. The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) to stockholders of LG&E Energy Common Stock from December 31, 1988 through December 31, 1993 with the Standard & Poor's 500 Composite Index and the Standard & Poor's Utility Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of LG&E Energy Common Stock.

                          [Filed under Cover Form SE]

- ------------------------
(1) Total Shareholder Return assumes $100 invested on December 31, 1988 with quarterly reinvestment of dividends.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows the cash compensation paid or to be paid by LG&E, LG&E Energy or any of its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four most highly compensated officers of LG&E in all capacities in which they served (including service for LG&E Energy) during 1991, 1992 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                    --------------------------
                                                        ANNUAL COMPENSATION
                                                 ---------------------------------      AWARDS
                                                                          OTHER     ---------------   PAYOUTS
                                                                         ANNUAL       SECURITIES     ---------   ALL OTHER
                                                                         COMPEN-      UNDERLYING       LTIP       COMPEN-
NAME AND                                          SALARY      BONUS      SATION      OPTIONS/ SARS    PAYOUTS     SATION
PRINCIPAL POSITION                     YEAR         ($)        ($)       ($)(1)           (#)         ($)(2)      ($)(1)
- ----------------------------------     -----     ---------  ---------  -----------  ---------------  ---------  -----------
Roger W. Hale                             1993   $ 385,000  $ 261,800   $   9,387          4,807     $ 604,341      11,417(3)
  Chairman of the Board and CEO           1992     365,000    205,300       8,127          5,367       412,405      10,765
                                          1991     343,000    200,000                      5,969             0
Edward J. Casey, Jr.                      1993     193,000    120,566         441          2,553        48,195       6,874(3)
  Group President,                        1992     168,000    118,800         288          2,618        33,530       5,305
  LG&E Energy Services                    1991     135,000     73,400                      2,351             0
  (former position -- Executive
  Vice President and Chief
  Financial Officer)
Victor A. Staffieri                       1993     175,000     75,097       3,883          2,087             0       1,462(3)
  President -- LG&E                       1992     130,625(4)    72,352      2,738         1,887             0     162,920(5)
  (former position -- Senior
  Vice President, Public Policy,
  and General Counsel)
Stephen R. Wood                           1993     174,000     71,572       5,727          2,087        54,878       4,588(3)
  Executive Vice President and            1992     163,000     57,445       3,171          2,357        38,640       3,653
  Chief Administrative                    1991     151,000     58,600                      2,676             0
  Officer (former position --
  Senior Vice President and
  Chief Administrative Officer)
Charles A. Markel, III                    1993     163,000     54,714       4,897          1,820        48,195       5,185(3)
  Treasurer                               1992     155,000     52,088       1,528          2,357        34,825       4,755
                                          1991     130,000     50,100                      2,351             0

- ------------------------------
(1) In order to facilitate the adoption of the new SEC disclosure rules regarding executive compensation, the SEC does not require that this column include information for fiscal years ended before December 15, 1992.
(2) The Long-Term Plan was established in 1990 and the first performance cycle was 1990-1992. Thus, no distributions took place prior to 1992.
(3) Includes employer contributions to 401(k) plan, nonqualified thrift plan and employer paid life insurance premiums in 1993 as follows: Mr. Hale, $2,968, $4,655 and $3,794 respectively; Mr. Casey, $2,968, $3,206 and $700 respectively; Mr. Wood, $2,633, $669 and $1,286 respectively; Mr. Staffieri, $0, $0 and $1,462 respectively; and Mr. Markel, $1,832, $2,427 and $926 respectively.
(4) Reported compensation is only for a portion of the year. Mr. Staffieri joined LG&E on March 15, 1992.
(5) Consists of moving and relocation expenses in excess of benefits available to all salaried employees, and $610 in employer paid life insurance premiums.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN 1993 FISCAL YEAR

    The following table contains information at December 31, 1993, with respect to grants of stock options and stock appreciation rights (SARs) to the named executive officers:

                                   INDIVIDUAL GRANTS                                                     POTENTIAL
                         --------------------------------------                                     REALIZABLE VALUE AT
                             NUMBER OF          PERCENT OF                                            ASSUMED ANNUAL
                            SECURITIES             TOTAL                                              RATES OF STOCK
                            UNDERLYING         OPTIONS/SARS       EXERCISE                          PRICE APPRECIATION
                           OPTIONS/SARS         GRANTED TO         OR BASE                            FOR OPTION TERM
                              GRANTED          EMPLOYEES IN         PRICE      EXPIRATION   -----------------------------------
NAME                          (#) (1)           FISCAL YEAR      ($/ SHARE)       DATE          0%($)        5%($)     10%($)
- -----------------------  -----------------  -------------------  -----------  ------------     ------      ---------  ---------
Roger W. Hale                    4,807                 19.1%      $   36.04      2/3/2003             0    $ 108,952  $ 276,107
Edward J. Casey, Jr.             2,553                 10.1           36.04      2/3/2003             0       57,865    146,640
Stephen R. Wood                  2,087                  8.3           36.04      2/3/2003             0       47,303    119,874
Victor A. Staffieri              2,087                  8.3           36.04      2/3/2003             0       47,303    119,874
Charles A. Markel, III           1,820                  7.2           36.04      2/3/2003             0       41,251    104,538

- ------------------------------
(1) Options are awarded annually at fair market value at time of grant; options vest in one year and are exercisable over a ten-year term.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN 1993 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options and/or SARs during 1993 and the value of unexercised options and SARs held by them as of December 31, 1993:

                                                                                       NUMBER OF
                                                                                      SECURITIES         VALUE OF
                                                                                      UNDERLYING       UNEXERCISED
                                                                                      UNEXERCISED      IN-THE-MONEY
                                                           SHARES                    OPTIONS/SARS    OPTIONS/SARS AT
                                                          ACQUIRED        VALUE      AT FY-END (#)    FY-END ($)(1)
                                                         ON EXERCISE    REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                                                         (#)           ($)       UNEXERCISABLE    UNEXERCISABLE
- ------------------------------------------------------  -------------  -----------  ---------------  ----------------
Roger W. Hale                                                 0            N/A       15,430/4,807    $195,430/$21,439
Edward J. Casey, Jr.                                          0            N/A        7,218/2,553     90,489/11,386
Stephen R. Wood                                             1,147       $17,723       6,444/2,087      79,989/9,308
Victor A. Staffieri                                           0            N/A        1,887/2,087      19,530/9,308
Charles A. Markel, III                                        0            N/A        6,957/1,820      87,895/8,117

- ------------------------------
(1) Dollar amounts reflect market value of LG&E Energy Common Stock at year-end, minus the exercise price.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN 1993 FISCAL YEAR

    The following table provides information concerning awards made in 1993 to the named executive officers in 1993 under the Long-Term Plan.

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR               NON-STOCK PRICE BASED PLANS
                                   NUMBER OF          OTHER PERIOD                    (NUMBER OF SHARES)
                               SHARES, UNITS OR     UNTIL MATURATION    -----------------------------------------------
NAME                            OTHER RIGHTS(#)         OR PAYOUT         THRESHOLD(#)      TARGET(#)     MAXIMUM(#)
- ----------------------------  -------------------  -------------------  -----------------  -----------  ---------------
Roger W. Hale                         10,683             12/31/95               4,807          10,683         16,025
Edward J. Casey, Jr.                   1,276             12/31/95                 574           1,276          1,914
Stephen R. Wood                          938             12/31/95                 422             938          1,407
Victor A. Staffieri                      938             12/31/95                 422             938          1,407
Charles A. Markel, III                   819             12/31/95                 369             819          1,229

    Each performance unit awarded represents the right to receive an amount payable 50% in LG&E Energy Common Stock and 50% in cash on the date of payout, the latter portion being payable in cash in order to facilitate the payment of taxes by the recipient. The amount of the payout is determined by the then-fair market value of LG&E Energy Common Stock. The Long-Term Plan rewards executives on a three-year rolling basis dependent upon: (1) the total shareholder return for shareholders and (2) return on capital. The target for award eligibility requires that LG&E Energy shareholders earn a total return at a preset level in comparison to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utilities Index. The return on capital component of the Long-Term Plan is triggered by the actual return on capital exceeding preset levels of achievement established by the Compensation Committee prior to commencement of the period. The Committee sets a contingent award for each management level selected to participate in the Plan and such amount is the basis upon which incentive compensation is determined. Depending on the level of achievement, the participant can receive from zero to 150% of the contingent award amount. Payments made under the Long-Term Plan in 1993 are reported in the summary compensation table for the year of payout.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under LG&E's qualified defined benefit pension plans, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations for qualified plan benefits, based on the remuneration that is covered under the plan and years of service with LG&E, LG&E Energy and its subsidiaries:

                               PENSION PLAN TABLE

                                                            30
                     15           20           25         OR MORE
                  YEARS OF     YEARS OF     YEARS OF     YEARS OF
 REMUNERATION      SERVICE      SERVICE      SERVICE      SERVICE
- ---------------  -----------  -----------  -----------  -----------
   $100,000      $    50,464  $    50,464  $    50,464  $    56,675
   $150,000      $    82,464  $    82,464  $    82,464  $    86,374
   $200,000      $   114,464  $   114,464  $   114,464  $   115,641
   $250,000      $   146,464  $   146,464  $   146,464  $   146,464
   $300,000      $   178,464  $   178,464  $   178,464  $   178,464
   $350,000      $   210,464  $   210,464  $   210,464  $   210,464
   $400,000      $   242,464  $   242,464  $   242,464  $   242,464
   $450,000      $   274,464  $   274,464  $   274,464  $   274,464
   $500,000      $   306,464  $   306,464  $   306,464  $   306,464
   $550,000      $   338,464  $   338,464  $   338,464  $   338,464
   $600,000      $   370,464  $   370,464  $   370,464  $   370,464
   $650,000      $   402,464  $   402,464  $   402,464  $   402,464
   $700,000      $   434,464  $   434,464  $   434,464  $   434,464
   $750,000      $   466,464  $   466,464  $   466,464  $   466,464
   $800,000      $   498,464  $   498,464  $   498,464  $   498,464

    A participant's remuneration covered by the Retirement Income Plan (the "Retirement Income Plan") is his or her average base salary and short-term incentive payment (as reported in the Summary Compensation Table) for the five calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with LG&E and its subsidiaries. The estimated years of service for each named executive is as follows: 3 years for Mr. Casey; 27 years for Mr. Hale; 1 year for Mr. Staffieri; 9 years for Mr. Markel; and 4 years for Mr. Wood. Benefits shown are computed as a straight life single annuity beginning at age 65.

    Current Federal law prohibits paying benefits under the Retirement Income Plan in excess of $115,641 per year. Officers of LG&E and LG&E Energy with at least one year of service with either company are eligible to participate in LG&E's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), which is an unfunded supplemental plan that is not subject to the $115,641 limit. Presently, participants in the Supplemental Executive Retirement Plan consist of all of the eligible officers of LG&E and LG&E Energy. This plan provides generally for retirement benefits equal to 64% of average current earnings during the final 36 months prior to retirement, reduced by Social Security benefits, by amounts received under the Retirement Income Plan and by benefits from other employers. As part of its employment agreement with Mr. Hale, LG&E established a separate Supplemental Executive Retirement Plan. The special plan generally provides for a retirement benefit for Mr. Hale of 2% for each of his first 20 years of service with LG&E, LG&E Energy or with certain prior employers, 1.5% for each of the next 10 years of service and 1% for each remaining year of service completed prior to age 65, all multiplied by Mr. Hale's final 60 months average compensation, less benefits payable from the Retirement Income Plan, benefits payable from any other qualified or non-qualified plan sponsored by LG&E, LG&E Energy or certain prior employers, and primary Social Security benefits. Under Mr. Hale's new employment agreement (see page 16 of this proxy statement), he may elect to commence payment of his retirement benefits at age 50. If he retires prior to age 65, Mr. Hale's benefits will be reduced by factors set forth in the employment agreement.

    The estimated annual benefits to be received under the Retirement Income Plan and the Supplemental Executive Retirement Plans upon normal retirement at age 65 and after deduction of Social Security benefits will be $213,108 for Mr. Casey; $362,052 for Mr. Hale; $122,508 for Mr. Markel; $169,452 for Mr. Staffieri; and $157,548 for Mr. Wood.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Ballard, Barr, Dabney, Gardner and Morton, Dr. Swain and Mrs. McNamara served as members of the Compensation Committee during 1993. None of the members of the Compensation Committee are or were officers or employees of LG&E or its affiliates. Mr. Ballard is of counsel to the law firm of Greenebaum Doll & McDonald, which provides legal services to LG&E from time to time.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS

    Roger W. Hale entered into an employment agreement with LG&E Energy for services to be provided to LG&E and LG&E Energy through December 31, 1994. Mr. Hale is entitled under this agreement to a minimum base salary of $25,000 per month (subject to annual review by the Compensation Committee), and to participate in the Short-Term Plan and the Long-Term Plan. Mr. Hale's arrangement with LG&E Energy provides for a stock option target award of 45% of base salary and a long-term incentive target award of 100% of base salary. LG&E Energy's Board of Directors may terminate the agreement at any time and, if it does so for reasons other than cause, LG&E Energy must pay Mr. Hale's base salary for two years.

    In November 1993, Mr. Hale entered into a new employment agreement with LG&E Energy superseding the prior agreement. The new agreement was effective upon its execution, and extends through December 31, 1998. Under the new agreement, Mr. Hale is entitled to an annual base salary of not less than $385,000, subject to annual review by the Compensation Committee. The other substantive terms of the new agreement related to compensation remain essentially unchanged from the previous contract.

    In the event of a change in control, all officers of LG&E and LG&E Energy shall be entitled to the following payments if, within twenty-four months after such change in control, they are terminated for reasons other than cause or disability, or their employment responsibilities are altered: (i) all accrued compensation; (ii) a severance amount equal to 2.99 times the sum of (a) his or her annual base salary and (b) his or her "target" award pursuant to the Short-Term Plan. However, in no event is the payment to the executive to equal or exceed an amount which would constitute a nondeductible payment pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or be subject to an excise tax imposed by Section 4999 of the Code. The executive is entitled to receive such amounts in a lump-sum payment within thirty days of termination. A change in control encompasses certain mergers and acquisitions, changes in Board membership and acquisitions of voting securities of LG&E Energy.

    Also upon a change in control of LG&E Energy, all stock-based awards shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon the extent to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever amount is higher.

                             STOCKHOLDER PROPOSALS
                            FOR 1995 ANNUAL MEETING

    Any stockholder may submit a proposal for consideration at the 1995 Annual Meeting. Any stockholder desiring to submit a proposal for inclusion in the proxy statement for consideration at the 1995 Annual Meeting should forward the proposal so that it will be received at LG&E's principal executive offices no later than November 28, 1994. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission will be included in the 1995 proxy statement.

                                 OTHER MATTERS

    At the Annual Meeting, it is intended that the first two items set forth in the accompanying notice and described in this proxy statement will be presented. Should any other matter be properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. The Board of Directors knows of no other matters which may be presented at the meeting.

    LG&E will bear the costs of this proxy solicitation. LG&E will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners, and upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of LG&E or its subsidiaries, in person or by telephone. LG&E and LG&E Energy have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to assist in the solicitations at an estimated fee of $5,000 plus reimbursement of reasonable expenses.

    ANY STOCKHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF LG&E'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1993, BY SUBMITTING A REQUEST IN WRITING TO: DOROTHY E. O'BRIEN, SECRETARY, LOUISVILLE GAS AND ELECTRIC COMPANY, P.O. BOX 32010, 220 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40232.

         ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1994

The Annual Meeting of Stockholders of Louisville Gas and Electric Company will be held on Tuesday, May 24, 1994, at 10:00 a.m. at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. The left side of this form is a ticket request form. If you plan to attend the Annual Meeting, please return the ticket request form with your proxy. An admission ticket will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and proof of ownership.

         THE BOTTOM RIGHT PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
         DETACH HERE                          DETACH HERE

- -------------------------------------------------------------------------------

 1. ELECTION OF DIRECTORS   PROXY
                            PREFERRED     LOUISVILLE GAS AND ELECTRIC COMPANY
/ / FOR all nominees listed below         220 WEST MAIN STREET
    (except as marked to the con-         P.O. BOX 32010
    rary below)                           LOUISVILLE, KENTUCKY 40232

/ / WITHHOLD AUTHORITY to          ACCOUNT NUMBER   PREFERRED SHARES OF RECORD
    vote for all nominees listed
    below

(INSTRUCTION: TO WITHHOLD AUTHORITY
TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
LINE THROUGH THE NOMINEE'S NAME)

         WILLIAM C. BALLARD, JR.
         S. GORDON DABNEY
         T. BALLARD MORTON, JR.


2. APPROVAL OF ARTHUR ANDERSEN
   & CO. AS INDEPENDENT AUDITORS  __________________     __________________
                                      SIGNATURE              SIGNATURE
/ / FOR  / / AGAINST / / ABSTAIN  __________________
                                        DATE          SIGNATURE(S) SHOULD
                                                      CORRESPOND TO THE NAME(S)
                                                      APPEARING IN THIS PROXY.
                                                      IF EXECUTOR, TRUSTEE,
                                                      GUARDIAN, ETC. PLEASE
                                                      INDICATE.

- -------------------------------------------------------------------------------
         DETACH HERE                          DETACH HERE

                                      PLEASE SEND AN ADMITTANCE TICKET TO:
LOUISVILLE GAS AND ELECTRIC COMPANY
220 WEST MAIN STREET
P.O. BOX 32010
LOUISVILLE, KENTUCKY 40232


                          TICKET REQUEST

(PLEASE RETURN THIS CARD BY MAY 9, 1994)

- -------------------------------------------------------------------------------

                   LOUISVILLE GAS AND ELECTRIC COMPANY
         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1994

    Roger W. Hale, Victor A. Staffieri and Edward J. Casey, Jr. are hereby appointed as proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof, at the Annual Meeting of Stockholders of Louisville Gas and Electric Company to be held on May 24, 1994, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

   PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN THE
            COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.